FOURTH AMENDMENT TO BYLAWS
OF
DIGITAL TURBINE, INC.
This Amendment to the Bylaws of Digital Turbine, Inc. (as amended, the “Bylaws”) hereby amends the Bylaws as follows effective as of January 29, 2021:
1.    Article II of the Bylaws shall hereby be amended by adding a new Section 2.13 to the Bylaws as follows:
“2.13. Advance Notification. At an annual or special meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of Stockholders or a special meeting of Stockholders called by the Stockholders under Section 2.2 of these Bylaws, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a Stockholder who (i) was a Stockholder of record at the time of giving of advance notice provided for in this Section 2.13 and at the time of the meeting, (ii) is entitled to vote at the meeting and (iii) complies with the advance notice procedures set forth in this Section 2.13 as to such business. For the avoidance of doubt, (x) the foregoing clause (c) shall be the exclusive means for a Stockholder to propose business (other than nominations for the election of directors, which are governed by Section 3.9 of Article III of these Bylaws, or proposals included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of Stockholders or a special meeting of Stockholders called by the Stockholders under Section 2.2, and (y) for any special meeting of Stockholders called by the Board, Chairman, CEO or President of the Corporation under Section 2.2, only such business as specified in the notice of meeting shall be brought before the special meeting of Stockholders. For business to be properly brought by a Stockholder before an annual meeting of Stockholders or a special meeting of Stockholders called by the Stockholders under Section 2.2, if such business relates to the election of directors of the Corporation, the procedures in Section 3.9 of Article III must be complied with. If such business relates to any other matter, the Stockholder must have given timely notice thereof in writing to the Secretary and such business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder’s notice must be delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders of the Corporation; provided, however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board pursuant to Section 2.1 of this Article II) more than 50 days prior to such anniversary date or in the event of a special meeting of Stockholders called by the Stockholders under Section 2.2, notice by the Stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was first mailed or public disclosure of the date of the meeting was first made, whichever first occurs. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above. A Stockholder’s notice to the Secretary shall set forth as to each matter the Stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business and the name and address of the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made; (c) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such Stockholder shall deliver in writing to the Secretary at the principal executive offices of the Corporation the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (i) the class or series and number of shares of the Corporation that are beneficially owned (within the meaning of Section 13(d) of the Exchange Act) by such Stockholder and such beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “derivative instrument”) directly or indirectly owned beneficially by such Stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Stockholder or such beneficial owner has a right to vote any shares of any security of the Corporation, (iv) any short interest in any security of the Corporation (for purposes of this Section 2.13 a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such Stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such Stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner thereof, and (vii) any performance-related fees (other than an asset-based fee) that such Stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or derivative instruments as of the date of such notice, including without limitation any such interests held by members of such Stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such Stockholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (d) any other information relating to such Stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (e) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such Stockholder shall deliver in writing to the Secretary at the principal executive offices of the Corporation the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (i) any material interest of such Stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements, and understandings between such Stockholder and beneficial owner, if any, and any other person or entity (including their names) in connection with such business or the proposal thereof by such Stockholder; (f) a representation as to whether the Stockholder or the beneficial owner, if any, will engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) or is part of a group that will engage in a solicitation with respect to the business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed; and (g) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting of Stockholders except in accordance with the procedures set forth in this Section 2.13 and except that, with respect to any business related to the election of directors of the Corporation, the procedures in Section 3.9 of Article III must be complied with.
The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.13, and if he or she should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted. In addition, unless otherwise required by law, if a Stockholder (or a qualified representative of the Stockholder) intending to propose business at a meeting pursuant to this Section 2.13 does not appear at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Corporation.
Nothing in this Section 2.13 shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.”
2.    Article III of the Bylaws shall hereby be amended by adding a new Section 3.9 to the Bylaws as follows:
“3.9. Notification of Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations for election to the Board at a meeting of Stockholders may be made (a) by the Board (or any committee authorized or appointed by the Board for that purpose) or (b) at an annual meeting of Stockholders or at a special meeting of Stockholders at which directors are to be elected as specified in the Corporation’s notice of special meeting, by any Stockholder of the Corporation who (i) was a Stockholder of record at the time of giving of advance notice provided for in this Section 3.9 and at the time of the meeting, (ii) is entitled to vote for the election of directors at such meeting and (iii) complies with the advance notice procedures set forth in this Section 3.9. Nominations with respect to an election of directors to be held at an annual meeting of Stockholders, other than those nominations made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders of the Corporation; provided, however, that in the event that the annual meeting is called for a date (including any change in a date designated by the Board pursuant to Section 2.1 of Article II) more than 50 days prior to such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was first mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs. Nominations with respect to an election of directors to be held at a special meeting of Stockholders, other than nominations made by or on behalf of the Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary at the principal executive offices of the Corporation no later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was first mailed or public disclosure of the date of the special meeting was first made, whichever first occurs. In no event shall any adjournment or postponement of a meeting of Stockholders or the announcement thereof commence a new time period for the giving of a Stockholder’s notice as described above. Each notice under this Section 3.9 shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation that are beneficially owned by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and, if elected, to serve as a director for the term for which he or she is standing for election) and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the three fiscal years of the Corporation prior to the date of such meeting, and any other material relationships, between or among such Stockholder and beneficial owner on whose behalf the nomination is made, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor provision) if the Stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof, or any person acting in concert therewith, were the “registrant” for purposes of such rules and the nominee were a director or executive officer of such registrant; and (b) as to the Stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such Stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (ii) as of the date of the notice and as of the record date for the meeting (and if the record date is subsequent to the date notice is delivered to the Secretary as provided above, then such Stockholder shall deliver in writing to the Secretary at the principal executive offices of the Corporation the information as of the record date promptly following the later of the record date and the date notice of the record date is first publicly disclosed) (A) the class or series and number of shares of the Corporation which are beneficially owned by such Stockholder and such beneficial owner, (B) any derivative instrument (as defined in Section 2.13 of Article II) directly or indirectly owned beneficially by such Stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Stockholder or such beneficial owner has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of this Section 3.9 a person or entity shall be deemed to have a short interest in a security if such person or entity directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such Stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or derivative instruments held, directly or indirectly, by a general or limited partnership in which such Stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner thereof, and (G) any performance-related fees (other than an asset-based fee) that such Stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or derivative instruments as of the date of such notice, including without limitation any such interests held by members of such Stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such Stockholder not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (c) any other information relating to such Stockholder and beneficial owner, if any, and such nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (d) a representation whether the Stockholder or the beneficial owner, if any, will engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) or is part of a group that will engage in a solicitation with respect to such nomination and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of the percentage of the Corporation’s outstanding capital stock required to elect directors; and (e) a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present such nomination. Each nominee for election or reelection to the Board must complete, execute and deliver a questionnaire, representation and agreement as described below. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to be independent as determined under applicable rules and regulations, and that could be material to a reasonable Stockholder’s understanding of the independence, or lack thereof, of such nominee.
The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. In addition, unless otherwise required by law, if a Stockholder (or a qualified representative of the Stockholder) intending to make a nomination at an annual or special meeting pursuant to this Section 3.9 does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
To be eligible to be a nominee for election or reelection as a director of the Corporation, the prospective nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 3.9) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). The prospective nominee must also provide to the Secretary at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and regulations and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the Corporation.”
3.    As amended and restated by the foregoing, the Bylaws shall remain in full force and effect.
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